UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2005

CKE Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805)745-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2005, CKE Restaurants, Inc. (the "Company") announced that its Board of Directors (the "Board") has approved a transaction through which William P. Foley will sell all of his outstanding stock options to the Company pursuant to the terms of a Stock Option Purchase Agreement dated as of July 19, 2005 (the "Agreement"). As of July 19, 2005, Mr. Foley held outstanding options to purchase an aggregate of 1,715,512 shares of the Company’s common stock, of which options to purchase 1,665,513 shares were vested and exercisable as of such date and options to purchase 49,999 shares were unvested. Under the Agreement, the Company will purchase Mr. Foley’s outstanding options for an aggregate purchase price of $11,000,000 and, upon payment of such purchase price, the Company will cancel and terminate Mr. Foley’s outstanding options and all rights to purchase shares of the Company’s common stock represented thereunder. In addition, Mr. Foley will deliver to the Company for cancellation the stock option agreements pursuant to which his outstanding options were granted.

The foregoing description of the stock option purchase transaction does not purport to be complete and is qualified in its entirety by reference to the Stock Option Purchase Agreement entered into in connection with the transaction, which is attached hereto as Exhibit 10.1, and is hereby incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 19, 2005, Mr. Foley amicably resigned as both Chairman and a member of the Board, citing business and personal reasons. Mr. Foley’s resignation is effective immediately. Mr. Foley served on the Board with a term expiring at the Company’s 2006 Annual Meeting of Stockholders. Byron Allumbaugh, Vice Chairman of the Board, has been appointed to serve as the new Chairman of the Board.

Item 7.01 Regulation FD Disclosure.

On July 19, 2005, the Company issued a press release announcing the stock option purchase transaction, Mr. Foley’s resignation as both Chairman and a member of the Board and the appointment of Mr. Allumbaugh as Chairman of the Board. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are included herewith:

Exhibit 10.1 Stock Option Purchase Agreement, dated as of July 19, 2005, by and between CKE Restaurants, Inc. and William P. Foley.

Exhibit 99.1 Press release issued by CKE Restaurants, Inc., dated July 19, 2005, announcing the stock option purchase transaction, the resignation of William P. Foley and the appointment of Byron Allumbaugh.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

July 19, 2005	By:	/s/ Theodore Abajian

Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Stock Option Purchase Agreement, dated as of July 19, 2005, by and between CKE Restaurants, Inc. and William P. Foley.
99.1	Press release issued by CKE Restaurants, Inc., dated July 19, 2005, announcing the stock option purchase transaction, the resignation of William P. Foley and the appointment of Byron Allumbaugh.